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                                                                     Exhibit (J)


                          CONSENT OF ERNST & YOUNG LLP
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Pioneer International Equity Fund's Class A, Class B and Class C Shares Prospectus and "Independent Auditors" and "Financial Statements" in the Pioneer International Equity Fund's Class A, Class B and Class C Shares Statement of Additional Information in Post-Effective Amendment No. 10 to the Registration Statement of Pioneer International Equity Fund, and to the incorporation by reference in Post-Effective Amendment No. 10 of our report, dated May 5, 2003, on the financial statements and financial highlights of Pioneer International Equity Fund in the Annual Report to the Shareowners for the year ended March 31, 2003, (Form N-1A, 1933 Act File No. 333-09079) which is incorporated by reference in Post-Effective Amendment No. 11 to the Registration Statement of Pioneer International Equity Fund.

We also consent to the references to our firm under the captions "Financial Highlights" in the Pioneer International Equity Fund's Class Y Shares Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Pioneer International Equity Fund Class A, Class B, Class C, and Class Y Shares Statement of Additional Information, and to the incorporation by reference of our report, dated May 12, 2004, on the financial statements and financial highlights of Pioneer International Equity Fund in the Annual Report to the Shareowners for the year ended March 31, 2004, in Post-Effective Amendment No. 11 to the Registration Statement (Form N-1A, 1933 Act File No. 333-09079).


                                                           /s/ ERNST & YOUNG LLP

Boston, Massachusetts
June 24, 2004